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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements and schedule of AGCO Corporation and Subsidiaries (and to all references to our Firm) included (or incorporated by reference) in this Registration Statement covering the sale of AGCO Corporation common stock.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 5, 1997